Exhibit 99.1

FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES EARNINGS FOR THE FOURTH

QUARTER AND 2023 FISCAL YEAR

January 29, 2024 – Honesdale, Pennsylvania

James O. Donnelly, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market – NWFL), and its subsidiary Wayne Bank, announced net income for the three months ended December 31, 2023 of $355,000 compared to the net income of $7,140,000 earned in the three months ended December 31, 2022. The decrease in net income was due primarily to a $1,939,000 decrease in net interest income, and a $5,816,000 increase in the provision for credit losses. For the year ended December 31, 2023, net income totaled $16,759,000, a decrease of $12,474,000 from net income of $29,233,000 earned in year ended December 31, 2022. The decrease includes a $6,330,000 decrease in net interest income and a $4,648,000 increase in the provision for credit losses.

Earnings per share (fully diluted) were $0.04 and $0.88 for the three-month periods ended December 31, 2023 and 2022, respectively. For the year ended December 31, 2023, earnings per share on a fully diluted basis were $2.07, compared to $3.58 for the year ended December 31, 2022. For the year ended December 31, 2023, the return on average assets was 0.79%, and the return on average equity was 9.67%, compared to 1.43% and 16.11%, respectively, for the year ended December 31, 2022.

Total assets were $2.201 billion as of December 31, 2023. As of December 31, 2023, loans receivable were $1.604 billion, total deposits were $1.795 billion and stockholders’ equity was $181.1 million.

Loans receivable increased $129.7 million to $1.604 billion at December 31, 2023, from $1.474 billion at December 31, 2022. The increase in loans receivable in 2023 included an $83.9 million increase in retail loans and a $45.8 million increase in commercial loans. For the three months and year ended December 31, 2023, net charge-offs totaled $3,181,000 and $6,078,000, respectively, compared to $232,000 and $344,000, respectively, for the corresponding periods in 2022. The increase in net charge-offs for the three months and year ended December 31, 2023 was due primarily to losses on one credit relationship in the amount of $2,806,000 and $4,806,000, respectively.

Net interest income, on a fully taxable equivalent basis (fte), totaled $15,488,000 for the three months ended December 31, 2023, a decrease of $1,941,000 compared to the same period in 2022. For the year ended December 31, 2023, net interest income (fte) totaled $62,816,000, a decrease of $6,348,000 compared to 2022, due primarily to the increase in funding costs on interest-bearing liabilities in excess of the increase in the yield earned on interest earning assets.

The provision for credit losses totaled $6,116,000 for the three months ended December 31, 2023, compared to $300,000 for the three months ended December 31, 2022. The increase was required to maintain the allowance for credit losses at an adequate level based on the quarterly analysis and was due primarily to replenish the allowance for credit losses for charge-offs recorded during the period. For the year ended December 31, 2023, the provision for credit losses totaled $5,548,000 compared to $900,000 for the year ended December 31, 2022. The $4,648,000 increase in the provision for credit losses was required to replenish the allowance for credit losses for charge-offs incurred during the year ended December 31, 2023.

Other income for the three months ended December 31, 2023, totaled $2,123,000 compared to $1,926,000 for the similar period in 2022. Gains on the sale of loans, securities and foreclosed real estate increased $98,000, while service charges and fees increased $51,000. All other items of other income increased $48,000, net. Other income for the year ended December 31, 2023, totaled $8,124,000 compared to $9,932,000 in 2022, a decrease of $1,808,000 due primarily to income recognized in 2022 on previously acquired purchased impaired loans that were carried at a discount. For the year ended December 31, 2023, gains on the sale of loans and investment securities decreased $152,000 in the aggregate, compared to the year ended December 31, 2022. Gains on sales of foreclosed real estate owned decreased $347,000 during the year ended December 31, 2023, compared to the year ended December 31, 2022.

Other expenses totaled $10,849,000 for the three months ended December 31, 2023, compared to $10,275,000 in the similar period of 2022. For the year ended December 31, 2023, other expenses totaled $43,497,000 compared to $41,044,000 for 2022, an increase of $2,453,000, or 6.0%.

Mr. Donnelly commented, “Our results in 2023 reflect decreasing net interest spreads due to rising interest rates, which have impacted our cost of interest-bearing liabilities more than the increase in yield earned on interest-earning assets. Our Return on Average Assets was 0.79%, and our Return on Average Equity was 9.67%. We have continued to grow our core business lines, including an 8.8% increase in loans outstanding and a 3.90% increase in total deposits. Our cash dividend of $0.30 per share declared in the fourth quarter of 2023, represents a 3.5% increase over the same period of last year. We appreciate the opportunity to serve our Wayne Bank customers and our customers at the Bank of the Finger Lakes and Bank of Cooperstown locations. We continue to look for opportunities available to us as we service our growing base of customers and enhance shareholder value in our Company.”

Norwood Financial Corp is the parent company of Wayne Bank, which operates from fourteen offices throughout Northeastern Pennsylvania and fifteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, “bode”, “future performance” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in federal and state laws, changes in interest rates, our ability to maintain strong credit quality metrics, our ability to have future performance, our ability to control core operating expenses and costs, demand for real estate, government fiscal and trade policies, cybersecurity and general economic conditions. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references net interest income on a fully taxable-equivalent basis (fte), which is a non-GAAP (Generally Accepted Accounting Principles) financial measure. Fully taxable-equivalent net interest income was derived from GAAP interest income and net interest income using an assumed tax rate of 21%. We believe the presentation of net interest income on a fully taxable-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

The following table reconciles net interest income to net interest income on a fully taxable-equivalent basis:

(dollars in thousands)	Three months ended December 31		Year ended December 31
	2023	2022	2023	2022
Net interest income	$15,293	$17,232	$62,067	$68,397
Tax equivalent basis adjustment using 21% marginal tax rate	195	197	749	767

Net interest income on a fully taxable equivalent basis	$15,488	$17,429	$62,816	$69,164

This release also references average tangible equity, which is also a non-GAAP financial measure. Average tangible equity is calculated by deducting average goodwill and other intangible assets from average stockholders’ equity. The Company believes that disclosure of tangible equity ratios enhances investor understanding of our financial position and improves the comparability of our financial data.

The following table reconciles average equity to average tangible equity:

	Three months ended December 31,		Year ended December 31,
(dollars in thousands)	2023	2022	2023	2022
Average equity	$168,320	$162,762	$173,274	$181,499
Average goodwill and other Intangibles	(29,495)	(29,582)	(29,526)	(29,618)

Average tangible equity	$138,825	$133,180	$143,748	$151,881

Contact: William S. Lance

Executive Vice President &

Chief Financial Officer

NORWOOD FINANCIAL CORP

570-253-8505

www.waynebank.com

NORWOOD FINANCIAL CORP

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

(unaudited)

	December 31
	2023	2022
ASSETS
Cash and due from banks	$28,533	$28,847
Interest-bearing deposits with banks	37,587	3,019

Cash and cash equivalents	66,120	31,866
Securities available for sale	406,259	418,927
Loans receivable	1,603,618	1,473,945
Less: Allowance for credit losses	18,968	16,999

Net loans receivable	1,584,650	1,456,946
Regulatory stock, at cost	7,318	5,418
Bank premises and equipment, net	17,838	17,924
Bank owned life insurance	46,439	43,364
Foreclosed real estate owned	97	346
Accrued interest receivable	8,123	6,917
Deferred tax assets, net	21,353	23,549
Goodwill	29,266	29,266
Other intangible assets	221	306
Other assets	13,395	12,241

TOTAL ASSETS	$2,201,079	$2,047,070

LIABILITIES
Deposits:
Non-interest bearing demand	$399,545	$434,529
Interest-bearing	1,395,614	1,293,198

Total deposits	1,795,159	1,727,727
Short-term borrowings	74,076	93,215
Other borrowings	124,236	40,000
Accrued interest payable	10,510	2,653
Other liabilities	16,028	16,390

TOTAL LIABILITIES	2,020,009	1,879,985
STOCKHOLDERS’ EQUITY
Preferred Stock, no par value per share, authorized 5,000,000 shares	—	—
Common Stock, $.10 par value per share, authorized: 20,000,000 shares, issued: 2023: 8,310,847 shares, 2022: 8,291,401 shares	831	829
Surplus	97,700	96,897
Retained earnings	135,284	130,020
Treasury stock, at cost: 2023: 200,690 shares, 2022: 124,650 shares	(5,397)	(3,308)
Accumulated other comprehensive loss	(47,348)	(57,353)

TOTAL STOCKHOLDERS’ EQUITY	181,070	167,085

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,201,079	$2,047,070

NORWOOD FINANCIAL CORP

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
INTEREST INCOME
Loans receivable, including fees	$23,328	$17,810	$85,209	$66,013
Securities	2,504	2,487	9,922	9,051
Other	253	98	409	602

Total Interest income	26,085	20,395	95,540	75,666
INTEREST EXPENSE
Deposits	8,910	2,772	26,029	6,471
Short-term borrowings	346	329	3,048	524
Other borrowings	1,536	62	4,396	274

Total Interest expense	10,792	3,163	33,473	7,269

NET INTEREST INCOME	15,293	17,232	62,067	68,397
PROVISION FOR CREDIT LOSSES	6,116	300	5,548	900

NET INTEREST INCOME AFTER (RELEASE OF) PROVISION FOR CREDIT LOSSES	9,177	16,932	56,519	67,497
OTHER INCOME
Service charges and fees	1,421	1,370	5,613	5,661
Income from fiduciary activities	210	210	898	845
Net realized (losses) gains on sales of securities	—	3	(209)	3
Gains on sales of loans, net	36	1	63	3
Gains on sales of foreclosed real estate owned	66	—	80	427
Earnings and proceeds on life insurance policies	242	195	1,012	1,087
Other	148	147	667	1,906

Total other income	2,123	1,926	8,124	9,932
OTHER EXPENSES
Salaries and employee benefits	5,672	5,246	23,565	22,071
Occupancy, furniture and equipment	1,265	1,263	5,083	4,967
Data processing and related operations	877	917	3,342	2,948
Taxes, other than income	77	239	566	1,013
Professional fees	544	383	1,676	1,719
FDIC Insurance assessment	287	144	985	612
Foreclosed real estate	17	7	129	73
Amortization of intangibles	19	23	85	101
Other	2,091	2,053	8,066	7,540

Total other expenses	10,849	10,275	43,497	41,044
INCOME BEFORE TAX	451	8,583	21,146	36,385
INCOME TAX EXPENSE	96	1,443	4,387	7,152

NET INCOME	$355	$7,140	$16,759	$29,233

Basic earnings per share	$0.04	$0.88	$2.08	$3.59

Diluted earnings per share	$0.04	$0.88	$2.07	$3.58

NORWOOD FINANCIAL CORP

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months Ended December 31	2023	2022
Net interest income	$15,293	$17,232
Net income	355	7,140
Net interest spread (fully taxable equivalent)	2.24%	3.30%
Net interest margin (fully taxable equivalent)	2.95%	3.55%
Return on average assets	0.06%	1.40%
Return on average equity	0.84%	17.40%
Return on average tangible equity	1.01%	21.27%
Basic earnings per share	$0.04	$0.88
Diluted earnings per share	$0.04	$0.88

For the Twelve Months Ended December 31	2023	2022
Net interest income	$62,067	$68,397
Net income	16,759	29,233
Net interest spread (fully taxable equivalent)	2.47%	3.38%
Net interest margin (fully taxable equivalent)	3.06%	3.53%
Return on average assets	0.79%	1.43%
Return on average equity	9.67%	16.11%
Return on average tangible equity	11.66%	19.25%
Basic earnings per share	$2.08	$3.59
Diluted earnings per share	$2.07	$3.58

As of December 31	2023	2022
Total assets	$2,201,079	$2,047,070
Total loans receivable	1,603,618	1,473,945
Allowance for credit losses	18,968	16,999
Total deposits	1,795,159	1,727,727
Stockholders’ equity	181,070	167,085
Trust assets under management	192,374	184,855
Book value per share	$22.99	$20.86
Tangible book value per share	$19.36	$17.24
Equity to total assets	8.23%	8.16%
Allowance to total loans receivable	1.18%	1.15%
Nonperforming loans to total loans	0.48%	0.08%
Nonperforming assets to total assets	0.35%	0.07%

NORWOOD FINANCIAL CORP

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	December 31 2023	September 30 2023	June 30 2023	March 31 2023	December 31 2022
ASSETS
Cash and due from banks	$28,533	$41,141	$30,053	$25,701	$28,847
Interest-bearing deposits with banks	37,587	13,005	3,036	3,314	3,019

Cash and cash equivalents	66,120	54,146	33,089	29,015	31,866
Securities available for sale	406,259	380,499	403,621	418,245	418,927
Loans receivable	1,603,618	1,611,069	1,577,699	1,535,643	1,473,945
Less: Allowance for credit losses	18,968	16,086	17,483	19,445	16,999

Net loans receivable	1,584,650	1,594,983	1,560,216	1,516,198	1,456,946
Regulatory stock, at cost	7,318	8,843	7,924	5,963	5,418
Bank owned life insurance	46,439	46,197	45,806	45,577	43,364
Bank premises and equipment, net	17,838	17,254	17,363	17,660	17,924
Foreclosed real estate owned	97	290	387	346	346
Goodwill and other intangibles	29,487	29,506	29,526	29,549	29,572
Other assets	42,871	48,280	43,833	41,810	42,707

TOTAL ASSETS	$2,201,079	$2,179,998	$2,141,765	$2,104,363	$2,047,070

LIABILITIES
Deposits:
Non-interest bearing demand	$399,545	$430,242	$425,757	$419,615	$434,529
Interest-bearing deposits	1,395,614	1,316,582	1,306,240	1,336,320	1,293,198

Total deposits	1,795,159	1,746,824	1,731,997	1,755,935	1,727,727
Borrowings	198,312	241,328	211,978	148,744	133,215
Other liabilities	26,538	27,144	24,366	23,269	19,043

TOTAL LIABILITIES	2,020,009	2,015,296	1,968,341	1,927,948	1,879,985
STOCKHOLDERS’ EQUITY	181,070	164,702	173,424	176,415	167,085

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,201,079	$2,179,998	$2,141,765	$2,104,363	$2,047,070

NORWOOD FINANCIAL CORP

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

Three months ended	December 31 2023	September 30 2023	June 30 2023	March 31 2023	December 31 2022
INTEREST INCOME
Loans receivable, including fees	$23,328	$22,021	$20,702	$19,158	$17,810
Securities	2,504	2,433	2,481	2,505	2,487
Other	253	54	53	48	98

Total interest income	26,085	24,508	23,236	21,711	20,395
INTEREST EXPENSE
Deposits	8,910	7,017	5,740	4,362	2,772
Borrowings	1,882	2,452	1,854	1,256	391

Total interest expense	10,792	9,469	7,594	5,618	3,163

NET INTEREST INCOME	15,293	15,039	15,642	16,093	17,232
PROVISION FOR (RELEASE OF) CREDIT LOSSES	6,116	882	(1,750)	300	300

NET INTEREST INCOME AFTER (RELEASE OF) PROVISION FOR CREDIT LOSSES	9,177	14,157	17,392	15,793	16,932
OTHER INCOME
Service charges and fees	1,421	1,527	1,353	1,313	1,370
Income from fiduciary activities	210	246	229	212	210
Net realized (losses) gains on sales of securities	—	—	(212)	2	3
Gains on sales of loans, net	36	18	10	—	1
Gains on sales of foreclosed real estate owned	66	13	—	—	—
Earnings and proceeds on life insurance policies	242	328	229	213	195
Other	148	174	174	172	147

Total other income	2,123	2,306	1,783	1,912	1,926
OTHER EXPENSES
Salaries and employee benefits	5,672	6,083	5,842	5,969	5,246
Occupancy, furniture and equipment, net	1,265	1,242	1,314	1,262	1,263
Foreclosed real estate	17	9	74	29	7
FDIC insurance assessment	287	254	244	200	144
Other	3,608	3,688	3,464	2,976	3,615

Total other expenses	10,849	11,276	10,938	10,436	10,275
INCOME BEFORE TAX	451	5,187	8,237	7,269	8,583
INCOME TAX EXPENSE	96	1,068	1,734	1,487	1,443

NET INCOME	$355	$4,119	$6,503	$5,782	$7,140

Basic earnings per share	$0.04	$0.51	$0.81	$0.71	$0.88

Diluted earnings per share	$0.04	$0.51	$0.81	$0.71	$0.88

Book Value per share	$22.99	$21.15	$22.24	$21.92	$20.86
Tangible Book Value per share	19.36	17.49	18.58	18.31	17.24
Return on average assets (annualized)	0.06%	0.76%	1.23%	1.13%	1.40%
Return on average equity (annualized)	0.84%	9.33%	14.72%	13.61%	17.40%
Return on average tangible equity (annualized)	1.01%	11.22%	17.66%	16.42%	21.27%
Net interest spread (fte)	2.24%	2.28%	2.56%	2.83%	3.30%
Net interest margin (fte)	2.95%	2.94%	3.09%	3.25%	3.55%
Allowance for credit losses to total loans	1.18%	1.00%	1.11%	1.27%	1.15%
Net charge-offs to average loans (annualized)	0.79%	0.59%	0.06%	0.08%	0.06%
Nonperforming loans to total loans	0.48%	0.65%	0.20%	0.18%	0.08%
Nonperforming assets to total assets	0.35%	0.50%	0.17%	0.15%	0.07%